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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of National Picture & Frame Company of our report dated June 12, 1996; included in the 1996 Annual Report to Shareholders of National Picture & Frame Company.

Our audits also included the financial statement schedule of National Picture & Frame Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information as set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-98870) pertaining to the National Picture & Frame Company Employee Stock Discount Purchase Plan of our report dated June 12, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) of National Picture & Frame Company.



                                                               Ernst & Young LLP


Jackson, Mississippi
July 29, 1996